UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 20, 2015

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code  520-731-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2015, we entered into an investment agreement (the “Agreement”) with Tangiers Investment Group, LLC (the “Investor”), whereby the Investor has agreed to invest up to $8,000,000 to purchase shares of our common stock.

Subject to the terms and conditions of the Agreement and a registration rights agreement, we may, in our sole discretion, deliver a notice to the Investor which states the dollar amount which we intend to sell to the Investor on a certain date.  The amount that we shall be entitled to sell to Investor shall be equal to one hundred and fifty percent (150%) of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable notice date so long as such amount does not exceed an accumulative amount per month of $100,000.  The minimum amount shall be equal to $5,000.

In connection with the Agreement, we also entered into a registration rights agreement dated June 20, 2015, whereby we agreed to file a Registration Statement on Form S-1 with the Securities and Exchange Commission within thirty (30) days of the date of the registration rights agreement and to have the Registration Statement declared effective by the Securities and Exchange Commission within ninety (90) days after we have filed the Registration Statement.

The Agreement is subject to a condition that we will have increased our authorized capital after receipt of shareholder approval for such increase. In addition, our obligation under the registration rights agreement are conditional upon our receiving shareholder approval for the increase of our authorized capital.

Item 1.02 Termination of a Material Definitive Agreement

On June 20, 2015, we terminated the investment agreement dated December 15, 2014 and the registration rights agreement dated December 15, 2014 with Tangiers Investment Group, LLC.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
10.1	Investment Agreement dated June 20, 2015 with Tangiers Capital, LLC.
10.2	Registration Rights Agreement dated June 20, 2015 with Tangiers Capital, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:  /s/ James Briscoe
James Briscoe, President, CEO and Director
Date:  June 30, 2015